                                                                   Exhibit 10.14

                     THE MARKED PORTIONS OF THIS AGREEMENT
                    HAVE BEEN OMITTED AND FILED SEPARATELY
                        WITH THE COMMISSION PURSUANT TO
                     A REQUEST FOR CONFIDENTIAL TREATMENT.


                                   AGREEMENT


     This Agreement, dated as of August 12, 1996, is made by and between SEAVISION, INC., a Delaware corporation (hereinafter referred to as "SeaVision"), and NORWEGIAN CRUISE LINE LIMITED, a Bermuda corporation (hereinafter referred to as "NCL").

     WHEREAS, NCL is in the business of offering cruise vacations to its passengers; and

     WHEREAS, NCL desires that its passengers have access to interactive television and video entertainment services on board its vessels; and

     WHEREAS, NCL wishes to earn incremental revenue from such interactive television and video entertainment services; and

     WHEREAS, SeaVision desires to provide to NCL, and NCL desires to obtain from SeaVision, the aforementioned interactive television and video entertainment services for use aboard the ship M/S Dreamward (the "Initial Ship") and such other cruise vessels owned or operated by NCL as, from time to time, may be designated by NCL (all such cruise vessels, collectively, the "Ships" and, individually, a "Ship"); and

     WHEREAS, NCL has requested that SeaVision provide such interactive television services onboard the Ship S/S Norway; and

     WHEREAS, SeaVision heretofore has installed on the Initial Ship the hardware and software described or listed on Exhibit A attached hereto (collectively, the "Installed Hardware and Software");

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.  Responsibilities.
         ----------------

      (a) Subject to the terms and conditions hereof, SeaVision hereby agrees to:

          (i) Provide, for each Ship designated by NCL (including without limitation the Initial Ship) at no charge to NCL, an interactive television system (the "System") consisting of the hardware and software described or listed on Exhibit A attached hereto (collectively, the "System Hardware and Software") and, in connection therewith, provide the services (the "Services") set forth on Exhibit B attached hereto. In addition thereto, SeaVision shall provide for, and install on, the S/S Norway new in-cabin televisions which the parties acknowledge will cost SeaVision approximately [Redacted - confidential treatment requested] including installation costs. Until such time as SeaVision shall have received the aggregate amount of [Redacted -confidential treatment requested] under subsection 3(a) herein, SeaVision shall retain title to all such televisions. Upon SeaVision's receipt of such aggregate amount thereunder, title to such televisions shall transfer to and vest in NCL, free and clear of any liens, claims or encumbrances arising by or through SeaVision. NCL hereby acknowledges and agrees that the System Hardware and certain of the interactive modules of the Software are installed on the Initial Ship and, as of the date of this Agreement, the Hardware and such installed modules of the Software are performing satisfactorily. Notwithstanding anything contained herein or in any other provision of this Agreement that might be construed to the contrary (except for the foregoing provisions regarding ownership of televisions on the S/S Norway), SeaVision shall at all times retain title to all components of the System, including all System Hardware and Software or other hardware or software hereafter installed by Sea Vision on any Ship hereunder.

          (ii) Provide all personnel reasonably necessary and appropriate to operate the System and provide the Services. One (1) SeaVision technician (the "Manager") will remain on-board each Ship on which the System is then installed and operating to operate the System on an on-going basis and to fulfill the responsibilities of the on-board television coordinator (as described on Exhibit C attached hereto) for so long as this Agreement shall be in effect with respect to that Ship. SeaVision hereby acknowledges that the Manager shall at all times be an employee of SeaVision. NCL hereby agrees to serve as SeaVision's paying agent for payment, at the direction of SeaVision, of all salary, payroll taxes and fringe benefits costs in connection with the Manager; provided that SeaVision promptly reimburses NCL for all such costs incurred by NCL. SeaVision understands that, while on-board any Ship, its personnel will be subject to the authority of the Master of that Ship and the officer(s) designated to oversee the operation of the System and the Services. SeaVision agrees that its employees will be considered seamen and will attend and participate in boat drills held onboard each of the respective Ships as requested by the Ship's master and officers. All such employees shall attend Coast Guard inspections and, if required by NCL, will earn life boat efficiency certificates. SeaVision shall employ onboard the Ships only those persons medically fit for service onboard the vessels in accordance with standards established by NCL and who have agreed to abide by the orders of the masters and officers for service onboard the Ships. It shall be the sole responsibility of SeaVision to absorb and pay the costs of pre-employment physical examinations and to employ persons who have valid passports, visas and all other permits required by any governmental authority in order that they might enter and leave the ports of call of the Ship on which they are employed. Annual physicals shall be required of SeaVision's shipboard employees.

          (iii) Upgrade the hardware and/or software used in the System, at no cost to NCL, at such times and in such manner as is reasonably necessary or appropriate, to maintain the System on the Ship, subject always, in the case of hardware upgrades only, to the consent of NCL, which consent shall not unreasonably be withheld, and to the constraints placed thereon by the space available on-board any Ship for the installation of such hardware.

      (b) Subject to the terms and conditions hereof, NCL hereby agrees to:

          (i) Make available to SeaVision in respect of any Ship upon which the System is then installed or is then to be installed (a) that Ship to the extent necessary for SeaVision's operation and maintenance of the System, including but not limited to granting SeaVision personnel unlimited access to the television studio and video distribution system on board that Ship, (b) such personnel as are reasonably necessary or appropriate to support SeaVision's successful operation and maintenance of the System, including but not limited to appropriate on-board support for and oversight of the operation and maintenance of the System by a designated officer on that Ship, provided, however, that (i) SeaVision shall at all times be primarily responsible for the operation and maintenance of the System, and (ii) NCL shall not be obligated hereunder to make available NCL's personnel if and to the extent that the result thereof would be the interference with that personnel's ability to perform his or her other employment duties owing to NCL, (c) all necessary systems integration support to allow the System to communicate with NCL's on-board systems, and (d) appropriate accommodations on-board that Ship for SeaVision personnel who are engaged in operating or maintaining the System on the Ship, which accommodations shall be comparable to those accommodations provided by NCL to its cruise staff of similar rank, such as the Ship's systems manager, casino manager or shore excursion manager. It is understood that SeaVision personnel occupying such accommodations will, at all times while on-board such Ship, be subject to NCL's policies regarding on-board contractors, including those concerning dress, decorum and personal behavior.

          (ii) Furnish accommodations on-board each Ship upon which the System is then installed and otherwise respond favorably to reasonable requests by SeaVision's management for accommodations on-board such Ship, on mutually-agreeable dates and subject to availability, to allow SeaVision senior personnel to monitor the on-going performance of the System and SeaVision's personnel and for the purpose of determining whether enhancements and improvements to the System should be recommended. Requests for such accommodations shall not exceed one (1) cabin/voyage per month per Ship. NCL shall also provide the Manager with all other perquisites that it provides to its employees of similar rank.

          (iii) Provide marketing support for the System on-board each Ship on which the System is then installed, which support shall be consistent with the type and level of such support being provided by NCL as of the date hereof on-board the Initial Ship. In addition thereto, the parties shall engage in such other activities of a supporting nature as are acceptable to both parties to this Agreement, and upon terms acceptable to both parties to this Agreement.

          (iv) Work with SeaVision's marketing personnel to develop appropriate and effective means for testing and gauging passenger reaction to the System on a regular basis. Such means shall include but not be limited to on-board questionnaires, on-board focus groups, one-on-one passenger interviews and post-cruise questionnaires. SeaVision shall retain the right to designate the individuals who will conduct these activities, subject to the approval of such individuals by NCL. If SeaVision marketing personnel are not available (or cannot reasonably be accommodated) on a Ship, the Manager on that Ship may assume these responsibilities.

          (v) Provide access to each Ship when such Ship is in port, for SeaVision personnel to demonstrate the System to potential advertisers, marketers and clients. In connection with making such demonstrations, SeaVision shall conform to NCL's procedures for approving on-board visitors, including but not limited to making advance requests for boarding passes.

          (vi) Use commercially reasonable efforts to cause its on-board concessionaires to work with SeaVision to develop mutually beneficial applications for the System.

          (vii) Provide the Manager with the following data, if available, in electronic form (i.e., diskettes, tapes or other similar means) with respect to each passenger on-board any Ship on which the System is then installed: name, home address and telephone number, age, cabin assignment, dining assignment and on-board account number.

          (viii) Collect all monies paid or payable by passengers in respect of Services provided on or through the System and charged to the respective on-board account of such passengers.

          (ix) Provide without change limited and reasonable on-board medical care as needed for minor illnesses and injuries to the extent such treatment can be provided on-board the Ship. NCL shall not be responsible hereunder for on-shore continuing or follow-up treatment.

     2.   Term/Extension to Other Ships.
          -----------------------------

      (a) Unless sooner terminated in accordance with the terms of this Agreement, the term of this Agreement (the "Term") shall commence on the date first written above and shall expire on the fifth anniversary thereof (the "Expiration Date").

      (b) NCL hereby grants to SeaVision the exclusive right, for the Term of this Agreement, to install, operate and maintain all in-cabin interactive television systems and any kiosk-based interactive television systems connected to such in-cabin systems on the M/S Dreamward and the S/S Norway.

      (c) (i) If, during the term of this Agreement, NCL wishes to install or have installed interactive television and video entertainment services on-board any ship owned or operated by NCL other than the M/S Dreamward and the S/S Norway, NCL shall, in each such instance, have the right to solicit third-party offers to provide such services, but shall be required, in each instance, to first notify SeaVision, in writing, of its intent to do so.

          (ii) If, in respect of any ship, NCL receives from any third-party an offer to provide onboard that ship interactive television and video entertainment services during the term of this Agreement, NCL shall promptly notify

                 SeaVision thereof and shall disclose to SeaVision the terms of such third-party offer. SeaVision shall thereafter have a period of thirty (30) days to match such third party offer with its own offer to provide the System on such ship. If SeaVision matches such third party offer under substantially the same terms and conditions and in all material respects, NCL shall thereafter be precluded from accepting such third party offer. If SeaVision fails to match such third party offer as provided herein, NCL may, in sole discretion, accept such third party offer.

          (iii) NCL and SeaVision each understands and agrees that the other party is not required hereunder to agree to any particular contractual arrangement or proposal regarding the installation of the System on any additional ship, including without limitation any such proposal that is similar or identical to the arrangement hereunder in respect of the M/S Dreamward or the S/S Norway. Subject to the foregoing provisions of this
                 Section 2(c), in the event the parties agree that SeaVision will install, operate and maintain the System on any additional Ship(s), the references herein made to a or any Ship and/or the System shall be deemed to include such other Ship(s) and the System(s) installed thereon, which such modifications as are reasonably necessary and appropriate to reflect the individualized System(s) installed on each such Ship and are consistent with the agreement of the parties in respect thereto.

     3.   Revenue-Sharing and Payment Terms.
          ---------------------------------

      (a) In consideration of SeaVision's agreement to provide televisions on the S/S Norway, SeaVision shall be entitled to receive [Redacted - confidential treatment requested] of the first [Redacted - confidential treatment requested] of the Adjusted Gross Revenues (as defined below) generated by all of the Systems installed onboard the Ships. If SeaVision has not received under this subsection 3(a) the aggregate amount of [Redacted - confidential treatment requested] on or before the second anniversary of the date of this Agreement, NCL shall pay to SeaVision on such second anniversary date an amount equal to [Redacted - confidential treatment requested] less the aggregate amount theretofore received by SeaVision under this section 3(a), whereupon SeaVision shall not be entitled to receive any further funds under this subsection 3(a).

      (b) If the aggregate of all of the Adjusted Gross Revenues generated by all of the Systems installed on-board the Ships, from the commencement of this Agreement, is less than the amount (hereinafter referred to as the "Investment Recovery") obtained by multiplying the number of Ships on which a System is then installed by [Redacted - confidential treatment requested], then NCL shall be entitled to retain [Redacted - confidential treatment requested] of the Adjusted Gross

          Revenues for the applicable calendar month, as indicated on the applicable report provided to NCL by SeaVision pursuant to the terms of subsection 3(e) below, and shall promptly remit the remaining [Redacted -confidential treatment requested] of such Adjusted Gross Revenues to SeaVision in accordance with this Section 3. (For purposes of this subsection 3(b), the relevant Adjusted Gross Revenues are the cumulative Adjusted Gross Revenues from the date of this Agreement to the relevant month-ending date of such calculation; such Adjusted Gross Revenue calculation is not performed on an annual basis.)
                                       ---

      (c) If the aggregate of all of the Adjusted Gross Revenues generated by all the Systems on board the Ships, from the commencement of this Agreement, equals or exceeds the Investment Recovery, then, for the twelve month period commencing on the date Investment Recovery is most recently achieved and for each succeeding twelve month period (subject always to any reversion to the allocation set forth in subsection 3(b) caused by the installation of the System on an additional Ship) the Adjusted Gross Revenues generated by all of the Systems installed onboard the Ships shall be allocated between the parties as follows:

          (i) NCL shall be entitled to retain [Redacted - confidential treatment requested] of, and shall pay over to SeaVision the remaining [Redacted - confidential treatment requested] of the first [Redacted -confidential treatment requested] of such Adjusted Gross Revenues;

          (ii) NCL shall be entitled to retain [Redacted - confidential treatment requested] of, and shall pay over to SeaVision the remaining [Redacted - confidential treatment requested] of, such Adjusted Gross Revenues from [Redacted - confidential treatment requested] through [Redacted - confidential treatment requested]; and

          (iii) NCL shall be entitled to retain [Redacted - confidential treatment requested] of, and shall pay over to SeaVision the remaining [Redacted - confidential treatment requested] of, such Adjusted Gross Revenues in excess of [Redacted - confidential treatment requested].

      (d) "Adjusted Gross Revenues", for purposes of this Agreement, shall mean the aggregate of all amounts paid to NCL in connection with passengers' use of the Services provided by or on the System and charged to such passengers' respective on-board accounts by NCL, other than amounts paid or payable in respect of shore excursions, room service orders and wine orders purchased or made on the System, the revenues from which shall be retained exclusively by NCL, less (i)(A) the cost to SeaVision of goods sold in the case of products and services sold on the System, (B) the cost to SeaVision of pay-per-view programming provided on the System, and (C) the commissions paid by SeaVision to third parties for advertising sold on the System, the aggregate amount of which NCL shall pay over to SeaVision, and (ii) credits paid by NCL to passengers in the case of gaming on the System.

      (e) On or before the twenty-first day of each calendar month during the Term of this Agreement, SeaVision shall provide NCL with a written report detailing the Adjusted Gross Revenues generated by the System on each Ship on which the System is then installed from cruises completed during the prior calendar month. This report shall govern the determination of fees to be retained by NCL and the revenues to be remitted by NCL to SeaVision under the terms of this Agreement. SeaVision shall provide any and all hardware and/or software reasonably necessary or appropriate to interface SeaVision's accounting software with the Ship's property management system in order for SeaVision to obtain accurate accounting information for such reports.

      (f) Within ten (10) days after NCL's receipt of any monthly report delivered to NCL by SeaVision pursuant to the terms of subsection 3(e) herein, NCL shall remit to SeaVision all Adjusted Gross Revenues generated by the System on the Ship during the calendar month applicable to such report, less its share of such Adjusted Gross Revenues as provided in this Section 3.

      (g) NCL shall promptly notify SeaVision of any changes, adjustments or chargebacks (relative to the Adjusted Gross Revenues in respect of any calendar month) of which NCL receives notice after it has made a remittance to SeaVision in respect of such calendar month, and together therewith, provide to SeaVision appropriate documentation supporting all such changes, adjustments or chargebacks. In the event properly-supported changes, adjustments or chargebacks result in a reduction of the Adjusted Gross Revenues generated in respect of such calendar month, SeaVision shall, within thirty (30) days after its receipt of the applicable notice and supporting documentation, refund to NCL SeaVision's percentage of the aggregate of such changes, adjustments or chargebacks.

     4.   Confidentiality.
          ---------------

      (a) NCL acknowledges that the System represents and will continue to represent the valuable, confidential and proprietary property of SeaVision. SeaVision is not by this Agreement conveying to NCL any exclusive proprietary or ownership rights in the System, including, but not limited, to any patent, copyright, trademark, service mark, trade secret, trade name or other intellectual property rights, except that NCL will have the limited rights expressly set forth in this Agreement. Accordingly, NCL acknowledges that, except as expressly provided for in this Agreement, NCL possesses no title to or ownership of any System or any portion thereof. NCL will keep the System free and clear of all claims, liens and encumbrances resulting from actions or omissions of NCL.

      (b) Each party agrees, during the Term of this Agreement and thereafter, to maintain the confidential nature of the terms and conditions of this Agreement and of any proprietary information shared by the other with it. In the case of SeaVision's proprietary information, such proprietary information shall include, but is not limited to (i) any knowledge gained by NCL of SeaVision's proprietary application software or the configuration of the System; (ii) SeaVision's marketing and sales materials; (iii) the format of any and all SeaVision reports, including those for data management, revenue remittance and marketing surveys, to the extent protected by copyright law; and (iv) SeaVision's marketing and advertising client list. In the case of NCL's proprietary information, such proprietary information shall include, but is not limited to, the data provided by NCL to SeaVision pursuant to the terms of subsection 1(b)(vii) hereof, except for any such data in respect of; any passenger who purchases merchandise from SeaVision through the System, which data shall not be NCL's proprietary information. Notwithstanding anything contained in this Agreement to the contrary, the terms of this Section 4(b) shall survive the expiration or termination of this Agreement.

      (c) Each party acknowledges that its violation of its confidentiality or non-disclosure obligations under this Agreement may cause irreparable damage to the other that cannot be fully remedied by money damages. Accordingly, in the event of any such violation or threatened violation, the injured party will be entitled, in addition to pursuing any other remedy available to it under this Agreement or at law, to obtain injunctive or other equitable relief from any court of competent jurisdiction as may be necessary or appropriate to prevent any further violations thereof.

      (d) Each party agrees to notify the other immediately upon the notifying party's becoming aware of or reasonably suspecting the possession, use or knowledge of all or part of any of the other party's proprietary information by any person or entity not authorized by this Agreement to have such possession, use or knowledge. The notifying party will promptly furnish the other party with details of such possession, use or knowledge, will assist in preventing a recurrence thereof and will cooperate with the other party in protecting the other party's rights in the other party's proprietary information. A party's compliance with the terms of this Section 4 will not be construed as any waiver of the other party's right to recover damages or obtain other relief against the notifying party for the notifying party's breach of its confidentiality or non-disclosure obligations under this Agreement or the negligent or intentional harm to the other party's proprietary rights.

     5.   Termination.
          -----------

      (a) NCL shall have the right to terminate this Agreement prior to the Expiration Date in the event the System fails to achieve the technical performance standards set forth in Exhibit D attached hereto. NCL may not exercise this right (i) if such technical failure occurs as a result of NCL's failure to perform any or all of its obligations under the terms of this Agreement; and (ii) without written notice to SeaVision of its intention to do so and prior to a period of 90 days following such notice in which SeaVision may effect a cure of such failure. In respect of any notice hereunder by NCL of its intention to terminate this Agreement as a result of any System deficiency which served as the basis for any prior such termination notice, NCL shall be obligated, in the case of the second such notice, to extend to SeaVision a thirty-day cure period rather than a ninety-day cure period and NCL shall not be obligated, in the case of the third or any subsequent notice, to extend to SeaVision any cure period whatsoever. SeaVision shall, within fifteen (15) days following NCL's written notice to SeaVision under such clause (iii), above, provide to NCL SeaVision's written response regarding such failure, which response shall set forth SeaVision's assessment of the cause of such failure and SeaVision's plan to rectify such failure. In any event, SeaVision shall make a good faith effort to rectify such failure as promptly as is reasonable under the circumstances and, where appropriate, will implement temporary "work around" solutions until a permanent solution can be implemented.

      (b) SeaVision shall have the right to terminate this Agreement in whole or in part prior to the Expiration Date in the event the System fails to achieve the financial performance standards that SeaVision shall determine are necessary to warrant its investment in the System. In the event SeaVision intends to terminate this Agreement pursuant to this subsection 5(b), it shall do so in writing to NCL no less than one hundred twenty (120) days prior to ceasing operations hereunder or thereon, as the case may be.

      (c) Either party hereto shall have the right to terminate this Agreement immediately upon written notice to the other party upon such party being declared insolvent or bankrupt, or making an assignment for the benefit of creditors, or in the event that a receiver is appointed, or any proceeding for appointment of a receiver or to adjudge such party a bankrupt, or to take advantage of the insolvency laws is demanded by, for, or against such party under any provision under the laws of any state or country.

      (d) NCL shall have the right to terminate this Agreement prior to the Expiration Date in the event SeaVision defaults in the performance of any covenant, warranty or agreement made herein (except a failure by the System to achieve certain technical performance standards which is governed by subsection 5(a) herein), and such default has not been cured within thirty (30) days after receipt of written notice thereof given by NCL to SeaVision.

      (e) SeaVision shall have the right to terminate this Agreement prior to the Expiration Date in the event NCL defaults in the performance of any covenant, warranty or agreement made herein and such default has not been cured within thirty (30) days after receipt of written notice thereof given by SeaVision to NCL.

      (f) Notwithstanding the termination or expiration of this Agreement as provided for in this Section 5 and elsewhere in this Agreement, NCL shall continue to owe, and shall promptly pay to SeaVision in accordance with the terms of Section 3 hereof, all amounts set forth in Section 3 that shall have accrued on and prior to the date of such termination or expiration.

      (g) As soon as is practicable after the expiration or any termination of all or part of this Agreement or any renewal operating term thereof, SeaVision shall remove the System, including all hardware and software, and all on-board SeaVision personnel from the Ship. The parties hereby agree and acknowledge that in accordance with Section 1 hereof, SeaVision will retain title to any and all hardware and software installed on board the Ship by SeaVision (x) at all times while this Agreement or any renewal operating term thereof is in effect as well as (y) in the event SeaVision chooses not to continue operating the System installed thereon. Notwithstanding the foregoing, if SeaVision elects to terminate this Agreement for any of the reasons set forth above, NCL shall have the right to (i) purchase all SeaVision hardware (but not software) installed by SeaVision on any Ship, including but not limited to televisions at an aggregate purchase price equal to the greater of (A) [Redacted - confidential treatment requested] less the aggregate Adjusted Gross Revenues theretofore paid to SeaVision in accordance with Section 3 herein in respect of that Ship and (B) SeaVision's then unamortized cost for such hardware and (ii) obtain a nontransferable license to use (but only on the applicable Ship) the SeaVision software installed by SeaVision on that Ship for an annual license fee of [Redacted - confidential treatment requested] which annual fee shall include routine software maintenance provided by SeaVision.

     6.   Right to Inspect Books & Records.  SeaVision and NCL shall keep full
          --------------------------------
and accurate accounts, records, books, journals, ledgers and data (collectively, "Records") with respect to the business done by each party respectively under this Agreement, which Records shall at all times show truthfully, accurately and fully the compliance by each party with its respective obligations under this Agreement. Each party shall have the right, through its designated representatives, at all reasonable times, upon reasonable advance notice, to inspect the Records of the other as necessary to verify the sales, revenues generated and fees collected pursuant to this Agreement. The parties shall retain all Records at all times during the Term of this Agreement and any and all extensions or renewals thereof, and for at least three (3) years thereafter, and shall make the Records available to the other party during regular business hours, wherever the Records are maintained, within ten (10) days after receipt of demand for inspection from such other party. Both parties shall maintain the confidential nature of any Records so inspected pursuant to and in accordance with the provisions of Section 4 hereof.

     7.   Insurance/Waiver of Subrogation.
          -------------------------------

      (a) So long as their respective insurers so permit, neither party hereto shall be liable to the other, or to the insurer of the other, claiming by way of subrogation through or under such other party with respect to any loss or damage, in whole or in part, to the System on any Ship, to the extent that such other party shall be reimbursed out of that party's insurance coverage carried for such other party's protection with respect to such loss or damage. If so permitted, the parties shall each obtain any special endorsements required by their respective insurance carriers to evidence compliance with the waiver and release set forth herein and shall provide a copy thereof to the other party.

      (b) SeaVision hereby warrants, represents and covenants that, consistently during the Term and at its sole expense, each Manager and each member of SeaVision's System installation crews shall be included on SeaVision's protection and indemnity cover and shall be covered by general medical insurance maintained by SeaVision, in each case for such periods of time as the Manager or such crew member is posted to a Ship.

     8.   Interruption in Performance.  Neither NCL nor SeaVision shall be
          ---------------------------
liable to the other for any loss, damage or loss of profits arising out of any interruption or cessation of the Services to be provided hereunder when such interruption or cessation is caused by any circumstance beyond the reasonable control of such party.

     9.   Indemnification.
          ---------------

      (a) SeaVision shall indemnify, defend and hold harmless NCL and its successors and assigns from and against any and all liabilities, claims, suits, damages, judgments, awards, penalties, losses and other liabilities (including all related reasonable attorneys' fees, costs and expenses in connection therewith) (collectively referred to hereinafter as "Losses") suffered or incurred by NCL by reason of, arising out of or in connection with (i) any negligent, willful or intentional act or omission of SeaVision (or an employee, agent or representative of SeaVision) committed or omitted, as the case may be, in the course of SeaVision's performance of the terms of this Agreement or (ii) SeaVision's failure to fully perform the terms of this Agreement.

      (b) NCL shall indemnify, defend and hold harmless SeaVision and its successors and assigns from and against any and all Losses suffered or incurred by SeaVision by reason of, arising out of or in connection with (i) any negligent, willful or intentional act or omission of NCL (or an employee, agent or representative of NCL) committed or omitted, as the case may be, in the course of NCL's performance of the terms of this Agreement or (ii) NCL's failure to fully perform the terms of this Agreement.

     10.  Further Assurances of SeaVision's Title.
          ---------------------------------------

      (a) NCL hereby agrees to execute and deliver to SeaVision, upon the request of SeaVision from time to time, such UCC-1 financing statements and other documents as SeaVision shall reasonably require for the purpose of evidencing to NCL and any third party SeaVision's continued ownership of all components (hardware and software) of the System (such financing statements and other documents to describe all such components and to be in the form required by applicable law).

      (b) SeaVision may affix permanent (to the degree reasonably possible), legible and visible labels on each component of the System (hardware only), to the extent that doing so is reasonably possible or practicable. Each such label may clearly indicate that SeaVision holds title to the component to which that label is affixed.

     11.  Limitation of Liability.  THE WARRANTIES AND REMEDIES EXPRESSLY SET
          -----------------------
FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND REMEDIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. EXCEPT AS EXPRESSLY PROVIDED HEREIN OR ELSEWHERE IN THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF NCL'S USE OF OR INABILITY TO USE THE SYSTEM OR ANY PORTION THEREOF OR FROM ANY DELAY IN THE SYSTEM ACHIEVING THE TECHNICAL PERFORMANCE STANDARDS OR FROM ANY DELAY IN THE SYSTEM MEETING, OR ANY INABILITY OF THE SYSTEM TO MEET, EITHER PARTY'S EXPECTATIONS WITH RESPECT TO OPERATIONS OR PERFORMANCE, EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION THERETO, SEAVISIONS' LIABILITY FOR DIRECT DAMAGES OF NCL ARISING OUT OF ANY OF THE FOREGOING SHALL IN NO EVENT EXCEED THE AMOUNT OF TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) IN THE AGGREGATE; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT BE APPLICABLE TO DAMAGES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SEAVISION OR ITS EMPLOYEES. IN PARTICULAR, SEAVISION IS NOT RESPONSIBLE FOR ANY COSTS INCLUDING, BUT NOT LIMITED TO, THOSE INCURRED AS A RESULT OF LOST PROFITS OR REVENUE, LOSS OF USE OF THE

SYSTEM, LOSS OF DATA, THE COST OF RECOVERING ANY DATA, THE COST OF SUBSTITUTE SOFTWARE, OR CLAIMS BY THIRD PARTIES.

     12.  Sale or Disposal of a Ship.  In the event that NCL elects to sell or
          --------------------------
otherwise dispose of any Ship upon which the System is then installed, NCL promptly shall notify SeaVision in writing of its decision. Upon the sale of any such Ship, the new owner shall have the option of assuming this Agreement with respect to that Ship. If the new owner of such Ship elects not to assume this Agreement in respect of that Ship or in the event NCL is disposing of such Ship other than through a sale or transfer (i.e., decommissioning), SeaVision promptly shall remove the System therefrom, and NCL shall pay SeaVision an amount equal to the lesser of (i) the depreciated value of the System at such time and (ii) the amount of [Redacted - confidential treatment requested] in the case of the S/S Norway), plus the aggregate of the cost of all new hardware and software theretofore added to the System by SeaVision pursuant to the terms of subsection 1(a)(iii), less the aggregate of all Adjusted Gross Revenues theretofore paid to SeaVision in respect of that Ship pursuant to the terms of section 3 hereof. For purposes of determining the depreciated value of a System for clause (i) above, the initial value of the System shall be [Redacted - confidential treatment requested] in the case of the S/S Norway), which value shall reduce to zero ratably over [Redacted - confidential treatment requested] and to which shall be added the cost of new hardware and software theretofore added to the System annually, which new additional amounts also reduce to zero ratably over a [Redacted - confidential treatment requested] year period from the date of each addition thereof to the System.

     13.  Public Announcements.  The parties shall consult with each other and
          --------------------
issue a public statement with respect to this Agreement as soon as is practical after the date hereof. During the term of this Agreement, NCL shall include a reference to SeaVision in any and all public announcements or marketing materials referring to interactive television services on-board the Ships.

     14.  Right to Make Agreement.  Each of the parties hereto represents and
          -----------------------
warrants to the other that it has all necessary and appropriate power and authority to execute, deliver and carry out the terms and provisions hereof.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same original document.

     16.  Assignment.  Either party hereto may assign this Agreement and its
          ----------
respective rights, interests and obligations hereunder to any third party without the consent of the other party hereto; provided, however, that no such assignment by a party shall relieve that party of any of its liabilities or obligations hereunder. It is expressly understood and agreed that this Agreement and all of SeaVision's interests and rights herein and hereunder may be assigned, pledged, mortgaged and/or hypothecated by SeaVision at its exclusive discretion to any third party purchasing all or substantially all of SeaVision's assets, provided that such assignee agrees in writing to assume all of SeaVision's obligations under this Agreement.

     17.  Successors.  This Agreement shall inure to the benefit of, and be
          ----------
binding upon, the respective successors and assigns of the parties hereto.

     18.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Florida, without regard to its principles of conflicts of laws.

     19.  Severability.  If any Section or provision of this Agreement, or any
          ------------
portion of any Section or provision thereof, shall for any reason be held to be void, illegal or otherwise unenforceable, all other Sections and portions of this Agreement shall nevertheless remain in full force and effect as if such void, illegal or unenforceable portion had never been included herein.

     20.  Notices.  All notices and other communications required or otherwise
          -------
provided for in this Agreement shall be in writing and sent by registered or certified mail to:

     If to SeaVision:    SeaVision, Inc.
                         200 Greentree Commons
                         381 Mansfield Avenue
                         Pittsburgh, PA  15220
                         Attn: Brian K. Blair

     If to NCL:          Norwegian Cruise Line Limited
                         2 Alhambra Plaza
                         Coral Gables, Florida 33134
                         Attn: Robert Walters

or to such other place as SeaVision or NCL, as the case may be, may from time to time designate in accordance herewith.

     21.  Entire Agreement; Modification.  This Agreement, including the
          ------------------------------
Exhibits attached hereto, contains the entire agreement of the parties on the subject matter hereof, and supersedes any and all prior agreements, if any, with respect to such subject matter. This Agreement may not be changed, modified or supplemented except by the written agreement of the parties.


     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


ATTEST:                       SEAVISION, INC.



                              By:
--------------------             -------------------------------
Its:                          Its:
    ----------------              ------------------------------



ATTEST/WITNESS:               NORWEGIAN CRUISE LINE LIMITED



                              By:
--------------------             -------------------------------
Its:                          Its:
    ----------------              ------------------------------



    [Signature page to Agreement dated as of August 12, 1996 by and between SeaVision, Inc. and Norwegian Cruise Line Limited]

                                   EXHIBIT A

            Primary Hardware and Software Components of the System
            ------------------------------------------------------
                          to be provided by SeaVision
                          ---------------------------

Components:

     . Master Control Processor (MCP) - Pentium based server machine [Redacted -confidential treatment requested]

     . Communications Control Processor (CCP) - [Redacted - confidential treatment requested]

     . Interactive Session Processors (ISPs) - Pentium based computers controlling [Redacted - confidential treatment requested]

     . Video Cassette Players (VCPs) - Standard VCR tape players to play movies selected on interactive system, available only on VCR tape. Most first run movies are currently available only in VCR format. Power and AC requirements are 0.65amps and 225 BTUs for each VCP.

     . SeaVision Interactive Allocator - Software for [Redacted - confidential treatment requested]

     . SeaVision Database Engine - Software for [Redacted - confidential treatment requested]

     . Seavision CCP Interface - CCP based software to control the [Redacted - confidential treatment requested]

     . SeaVision SPMS Protocol - Network interface specification to enable development of the custom interface to the shipboard property management system.

     .  [Redacted - confidential treatment requested]

Notes:

     . All software will be the latest product version available at time of installation.

     . Software updates will be received by the shipboard operator on 4mm DAT tape. Updates will be delivered on a periodic basis as problem fixes and module enhancement are made available.

                                   EXHIBIT B

    I.  Entertainment and Interactive Services to be Provided by SeaVision
        ------------------------------------------------------------------


"Basic" SeaVision Package: Services Provided at No Charge
---------------------------------------------------------

     . In-Cabin Room Service Ordering: Passengers will be able to order NCL's standard room service menu, including beverages charged to their cabin account, through the System. Orders will be printed out in appropriate pantries and/or galleys for delivery by NCL personnel. SeaVision shall provide, as part of the System, printers and/or monitors to be used in such pantries and/or galleys for such purpose.

     . Shore Excursion Ordering: Passengers will be able to watch videos of shore excursions and purchase tickets for shore excursions on and through the System by using their television remote-control. Orders will be printed out in the Shore Excursion Office of the Ship, with tickets in respect thereof to be delivered by NCL personnel. The System will provide appropriate inventory control.

     . Wine Ordering: Passengers will be able to view a wine menu on the System and order their selection with their television remote-controls. Orders will be printed out in the Wine Steward's office or wine cellar, for delivery by NCL personnel at the designated meal. Cabin accounts will be charged accordingly.

        NCL shall be responsible for providing all ticket stock, videos and photographs for shore excursions and wine ordering. NCL may choose, at its option, to produce its own videos and photographs, retain SeaVision for this purpose and reimburse SeaVision for all its costs incurred in connection with producing the same, or contract with a third party to produce such videos and/or photographs, provided, however, that any videos and photographs produced by any such third party shall in all ways meet SeaVision's technical standards for use on the System. If NCL elects to have SeaVision produce any such videos or photographs, SeaVision shall provide NCL with detailed cost estimates prior to the initiation of video and photograph production. Such estimates will include the cost of pre-production scripting and preparation and the cost of sending crews aboard NCL's Ships for taping, photographing and post-production editing. NCL shall pay these costs directly to SeaVision as a vendor. Each party shall make its library of videos and photographs for shore excursions available to the other for the other's use in connection with the conduct of its business.

     . Interface with NCL's Property Management System: The System will interface with the Ship's property management system to enable appropriate charges to be applied to passenger accounts.

     . Access Control: The System will be designed to limit access to only those persons who are adult passengers or who are minors under adult supervision. Passengers will be able to limit access to various services, such as gaming and adult programming, by enabling lock-out codes and using password procedures.

     . Report Generation: The System will generate detailed activity reports, which will be made available to NCL for the purposes of revenue payments to SeaVision. SeaVision shall also provide, at NCL's request, reports pertaining to passenger usage of the System.

     . Passenger Folio Review-On-board Account: Each passenger will be able to use the System to review a summary of his or her account. SeaVision shall provide the interfaces to NCL's on-board systems necessary to provide such review; provided that NCL shall reasonably cooperate with the development of such interfaces.

     . Transaction Fee: In consideration of SeaVision's provisions of certain services on the System at no charge, NCL agrees to consider the implementation of a transaction fee of not more than $1.00 per transaction initially for passengers utilizing the System for shore excursions, room service, wine ordering and other non-revenue generating passenger services. Any such transaction fees will be included in the Adjusted Gross Revenue generated by the System.

Revenue-Generating and Pay-Per-View Entertainment
-------------------------------------------------

NOTE: NCL will be entitled to a portion of the Adjusted Gross Revenues generated by the following services, pursuant to and in accordance with the terms of
Section 3 of the Agreement.

     . Video-on-Demand: Passengers will be able to purchase movies and other entertainment options such as taped concerts, on demand, using the System and their television remote-control. SeaVision shall determine the fee that will be levied for each such order and charged to such passengers' respective cabin accounts. Subject to NCL's approval, adult programming may be offered.

     . Gaming Options: Passengers will be able to play video slots, poker and blackjack on the System. Any additional games that SeaVision may desire to provide on the System shall be subject to the parties' mutual agreement. SeaVision will determine the value of each individual credit that passengers may purchase and charge to their cabin accounts. Credits may be redeemed at a location designated by NCL.

     . Shopping: SeaVision will offer passengers shopping videos and interactive video shopping on and through the System. NCL will retain the right to approve the items offered for sale and the vendors providing those items. In the event NCL elects to offer its own items for sale on and through the System, NCL shall pay all related production costs incurred by SeaVision directly to SeaVision as a vendor and SeaVision will be entitled to a share of the Adjusted Gross Revenues generated therefrom pursuant to and in accordance with the terms of Section 3 of the Agreement. Access to the System by concessionaires on board the Ship, including but not limited to the on-board shops, casino, beauty salon and spa, and photographer, will be by mutual agreement between SeaVision and those vendors. NCL will be entitled to a portion of the Adjusted Gross Revenues generated by any fees paid by such purveyors, pursuant to and in accordance with the terms of Section 3 of the Agreement.

     . Advertising and Promotions: SeaVision shall have the exclusive right to provide access to the System to third parties for the purposes of advertising, promotions and marketing of their companies, products or services.

        NCL shall retain the right to approve such third party advertisers as will be given access to the System and the manner in which any such advertising is presented. NCL shall designate the individual responsible for granting such approvals on its behalf, and such individual shall provide SeaVision with general guidelines for advertising and marketing activities and the procedure SeaVision shall follow in submitting advertising and marketing proposals for NCL's consideration. NCL shall not unreasonably withhold its approval of advertising and marketing proposals with respect to the System. NCL shall notify SeaVision of its approval or denial of an advertising or marketing proposal within 14 days after SeaVision's written submission thereof. In the event NCL fails to notify SeaVision of its decision within that period, it shall be deemed to have approved that written submission. NCL will be entitled to a portion of the Adjusted Gross Revenues generated by such advertising and marketing promotions on the System, pursuant to and in accordance with the terms of Section 3 of the Agreement.

Miscellaneous Optional Services (to be offered only upon mutual agreement of the
-------------------------------
parties)

     . Digital Photography: Passengers will be able to view in their cabins personal photographs taken by the on-board photo concessionaire. The system will display the photographs allowing the passengers to purchase a variety of sizes and poses. This service can include, subject to NCL approval, kiosk-based applications which will provide an entertaining and easy-to-use graphical, touch screen interface to purchase "instant" photographs with a wide variety of backgrounds and in various sizes. Revenues from photographs purchased over the System, less cost of materials, will be included in Adjusted Gross Revenues.

                                   EXHIBIT C

               On-board Television Coordinator Responsibilities
               ------------------------------------------------



                            [to be provided by NCL]

                                   EXHIBIT D


                 Technical Performance Standards of the System
                 ---------------------------------------------


Server Capacity
---------------

     . The system will be sized according to actual usage demand of the ship. Demand levels change throughout the term of the Agreement. Some of the factors that effect sizing of the system include the following:

                 [Redacted - confidential treatment requested]

     . During routine operation of the system, the system will meet [Redacted - confidential treatment requested] of the load demand [Redacted - confidential treatment requested] of the time. As usage statistics from the system change, SeaVision will make periodic sizing adjustments to ensure the capacity of the system supports this load demand.


RF System

     . The SeaVision RF mixing network located in the BCC will support the ships existing Free to Guest channels. A total of twelve channels will be allocated for this purpose. The SeaVision RF mixing network will act as the final launch point for input the ships RF plant.

     .  The final output of the mixed signals will be +15dBmV flat +/-3dB.

     . The ships existing launch amplifier will be set in accordance to the ships RF design specification but shall not exceed a +45 dBmV output level. The maximum tilt shall not exceed 6 dB across the amplifiers entire bandwidth.

     . The minimum Carrier to Noise ratio at the end of any RF trunk in the ships RF plant shall be 41 dB or better.

     .  Adjacent channel visual carriers shall not differ more than 3 dB.

     .  All passive devices will have a minimum port to port isolation of 20 dB.

     . An RF return module will be added to the ships RF amplifiers, if the amplifiers will support the device. If the amplifier will not support the RF return module then the entire amplifier modules will be removed. Depending on availability, the new amplifiers will be of the same manufacturer and model series in order to utilize the existing housings and plant connections.